Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference use in this Registration Statement on Form S-1 MEF of our report dated March 19, 2021 (May 14, 2021 as to the effects of the reverse stock split discussed in Note 14) relating to the financial statements of TScan Therapeutics, Inc. included in Registration Statement No. 333-255491 on Form S-1 of TScan Therapeutics, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

July 15, 2021